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EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68863) of Hercules Incorporated pertaining to the BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan of our report dated June 15, 1998, with respect to the financial statements of the BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan as of December 31, 1997 and for the year then ended, included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
July 9, 1999